EXHIBIT 5.1

                                                                 October 2, 1998


Fine Air Services Corp.
Fine Air Services, Inc.
Agro Air Associates, Inc.
2261 N.W. 67th Avenue
Building 700
Miami, Florida 33122

Ladies and Gentlemen:

        We have acted as special counsel to Fine Air Services Corp., a Delaware corporation (the "Company"), Fine Air Services, Inc., a Florida corporation, and Agro Air Associates, Inc., a Florida corporation, (each of the foregoing entities other than the Company are collectively referred to herein as the "Subsidiary Guarantors") in connection with the preparation of a Registration Statement on Form S-4, including the Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") the Company's new 9 7/8% Senior Notes due 2008 (the "New Notes") for an equal principal amount of the Company's outstanding 9 7/8% Senior Notes due 2008 (the "Notes"). The New Notes will be guaranteed (the "New Note Guarantees") by the Subsidiary Guarantors.

        The Notes were issued, and the New Notes will be issued, pursuant to an Indenture (the "Indenture") dated as of June 5, 1998, by and among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee (the "Trustee").

        In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Indenture; (c) the form of the New Notes; (d) the form of the New Note Guarantees; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        In our examinations of the above referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        Based upon the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

        1. The New Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee or an authenticating agent appointed by the Trustee in accordance with the terms of the Indenture, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms; and

        2. The New Note Guarantees, when duly executed and delivered by or on behalf of the Subsidiary Guarantors in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer, will be legally issued and valid and binding obligations of the Subsidiary Guarantors enforceable in accordance with their terms;

except, in each case, as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other comparable laws affecting the enforcement of creditors' rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject, in each case, to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the State of Florida, Delaware and New York, as applicable, but the inclusion of such provision does not affect the validity of the New Notes or the New Note Guarantees and each of them contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby.

        We are qualified to practice law in the States of Florida and New York and we express no opinions as to matters under or involving any laws other than the laws of the States of Florida and New York, the federal laws of the United States of America and the corporate laws of the State of Delaware.

        This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.


                                   Sincerely,

                                   /s/ GREENBERG TRAURIG, P.A.
                                   ---------------------------
                                   GREENBERG TRAURIG, P.A.

                                       2